Exhibit 4.79

AMENDMENT NO. 2 TO SECURITIES PURCHASE AGREEMENT

THIS AMENDMENT NO. 2 TO SECURITIES PURCHASE AGREEMENT (this “Amendment”) is dated as of December 31, 2025, by and among Hub Cyber Security Ltd., a corporation organized under the laws of the State of lsrael (the “Company”) and the undersigned (the “Investor”), and amends that certain Securities Purchase Agreement, dated as of August 27, 2025, by and among the Company and each of the investors listed on the Schedule of Buyers attached thereto (as amended by that certain Amendment No. 1 to Securities Purchase Agreement, dated October 15, 2025, the “Securities Purchase Agreement”). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

WHEREAS, the Company and the Investor desire to amend certain provisions of the Securities Purchase Agreement pursuant to Section 9(e) thereof.

WHEREAS, pursuant to Section 9(e) of the Securities Purchase Agreement, the Company and the Required Holder may amend the terms of the Securities Purchase Agreement, which amendment shall be binding on all Buyers and holders of Securities.

NOW THEREFORE, in consideration of the covenants and agreements contained therein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor, intending to be legally bound, hereto agree as follows:

1. Amendments. As of the Effective Time (as defined below):

(a) The reference to “$35,000,000” in Recital B shall be replaced with “$47,250,000”.

(b) Section 2 of the Securities Purchase Agreement is hereby amended to add the following:

“In addition, each Buyer that i not a “U.S. Person” (as defined in Rule 902 of Regulation Sunder the 1933 Act (“Regulation S”)), as set forth in the Schedule of Buyers (as defined below), hereby represents and warrants to the Company that such Buyer: (i) is acquiring the Securities outside the United States in an “offshore transaction” meeting the requirements of Regulation S under the 1933 Act (“Regulation S”); (ii) is not acquiring, has not offered, and will not offer prior to the expiration of the applicable 40-day distribution compliance period pursuant to Rule 903 of Regulation S, the Securities for the account or benefit of any U.S. Person (as defined in Rule 902 of Regulation S); (iii) did not become aware of the Company or its securities through any form of “directed selling efforts” (as defined in Rule 902 of Regulation S) in the United States, nor will any offers by means of any directed selling efforts in the United States be made by the New Buyer or any of its representatives in connection with the offer and sale of the Securities; (iv) was outside the United States on the Effective Date and will be outside the United States on each date of conversion of the Additional Note or exercise of the Additional Warrant; (v) is not acquiring the Securities in a transaction or part of series of transactions that, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the Securities Act; (vi) is neither a U.S. Person nor a Distributor (as defined in Rule 902 of Regulation S), (vii) is the sole beneficial owner of the Securities and has not pre-arranged any sale with a purchaser in the United States; and (viii) is eligible to acquire the Securities pursuant to an exemption from the prospectus and registration requirements of the applicable securities laws of its jurisdiction (including country, state and/or province).”

(c) The Schedule of Buyers to the Securities Purchase Agreement is hereby supplemented by Schedule I (the “Schedule of Buyers”) attached hereto.

(d) The definition of “Transaction Documents” in the Securities Purchase Agreement is hereby amended to include this Amendment and the Joinder (as defined below).

2. New Buyers; Joinder. As of the Effective Time, certain investors that are not U.S. Persons each desire to become a “Buyer” under the Securities Purchase Agreement (each, a “New Buyer”) with all of the rights and obligations of a Buyer under the Securities Purchase Agreement and the other Transaction Documents by executing and delivering to the Company a joinder substantially in the form attached hereto as Exhibit A (the “Joinder”) and a signature page to each of the Securities Purchase Agreement and Registration Rights Agreement provided, however, that the form of Note and the form of Warrant to be issued to the New Buyers shall be adjusted for a Regulation S offering, substantially in the forms attached hereto as Exhibit B and Exhibit C). Effective as of the Effective Time, the Investor hereby consents to the amendment to each of the Securities Purchase Agreement and the Registration Rights Agreement to attach the signature page of the New Buyers thereto.

3. Foreign Buyers. Any existing Buyers that are not U.S. Persons that participate in an Additional Closing on or after the date hereof shall be issued Notes and Warrants substantially in the forms attached hereto as Exhibit B and Exhibit C. In addition, with respect to any Buyers (including New Buyers) that are not U.S. Persons, references in the Amended Securities Purchase Agreement to Rule 144 or the holding period thereunder shall be deemed to refer (as appropriate), in respect of the New Buyer’s Securities, to Regulation Sor the holding period thereunder.

4. Acknowledgement; Ratification of Obligations. The Company and the Investor hereby confirm and agree that, except as set forth in herein, (i) the Securities Purchase Agreement and each other Transaction Documents are, and shall continue to be, in full force and effect, constitute legal and binding obligations of all parties thereto in accordance with its terms and are hereby ratified and confirmed in all respects, and (ii) the execution, delivery and effectiveness of this Amendment shall not operate as an amendment of any right, power or remedy of the Company or the Investor under any Transaction Document, nor constitute an amendment of any provision of any Transaction Document. This Amendment forms an integral and inseparable part of the Securities Purchase Agreement.

5. No Material Non-Public Information. Nothing in this Amendment constitutes material non-public information and the Company has previously disclosed all material, non-public information (if any) provided to the Investor by the Company or any of their respective officers, directors employees or agents in connection with the transactions contemplated by hereby. The Company acknowledges and agrees that no confidentiality or similar obligations under any agreement, whether written or oral, between the Company, or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates on the other hand, relating to the transactions contemplated hereby, exists as of the date hereof. Notwithstanding anything contained in this Amendment to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that the Investor shall not have (unless expressly agreed to by the Investor after the date hereof in a written definitive and binding agreement executed by the Company and the Investor), any duty of confidentiality with respect to any material, non-public information regarding the Company.

6. Independent Nature of Investor’s Obligations and Rights. The obligations of the Investor under this Amendment or any other Transaction Document are several and not joint with the obligations of any other Buyer, and the Investor shall not be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and other Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and other Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Amendment, or any other Transaction Document and the Company acknowledges that the Investor and the other Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Amendment, any other amendment and any other Transaction Document. The Company and the Investor confirm that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of tlris Amendment, any other amendment or out of any other Transaction Documents, and it shall not be necessary for any other Buyers to be joined as an additional party in any proceeding for such purpose.

7. Effectiveness. Section 1 of th.is Amendment shall become effective upon the later of the due execution and delivery by the Company and the Investor of this Amendment (the “Effective Time”).

8. References. As of the Effective Time all references to the “Agreement” (including “hereof,” “herein,” “hereunder,” “hereby’’ and “this Agreement’’) in the Securities Purchase Agreement and the other Transaction Documents shall refer to the Securities Purchase Agreement as amended by this Amendment. Notwithstanding the foregoing, references to the date of the Securities Purchase Agreement (as amended hereby) and references in the Securities Purchase Agreement to “the date hereof,” “the date of this Agreement” and terms of similar import shall in all instances continue to refer to August 27 2025.

9. Miscellaneous. Section 9 of the Securities Purchase Agreement are hereby incorporated by reference herein, mutatis mutandis.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

COMPANY:

HUB CYBER SECURITY LTD.

By:	/s/ Noah Hershcoviz /s/ Lior Davidsohn
Name:	Noah Hershcoviz and Lior Davidsohn
Title:	CEO and Acting CFO

IN WITNESS WHEREOF, the parties hereto have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

INVESTOR:

KEYSTONE CAPITAL PARTNERS, LLC

By:	/s/ Fredrik Zaino
Name:	Fredrik Zaino
Title:	CIO

SCHEDULE I

SCHEDULE OF ADDITIONAL BUYERS

(1)	(2)	(3)	(4)	(5)	(6)
Buyer	Mailing Address and E-mail Address	Aggregate Principal Amount of Additional Notes	Aggregate Number of Additional Warrant Shares	Additional Purchase Price	Status of Buyer (U.S. or Non-U.S. Person)
Mishtalem Pty Ltd.	Email: ma@eveq.com	$312,500	54,253	$250,000	Non-U.S.
Clover Crest Bahamas Limited	Templeton Building, West Bay Street Nassau, Bahamas Email: jordan.spring l@gmail.com	$625,000	108,507	$500,000	Non-U.S.
Claymore Capital Ltd.	Claymore Capital Pty Ltd Level 27 25 Bligh Street Sydney NSW 2000 Australia	$1,250,000	217,014	$1,000,000	Non-U.S.
Total		$2,187,500	379,774	$1,750,000

EXHIBIT A JOINDER AGREEMENT

THIS JOINDER AGREEMENT (the “Joinder”) dated as of [ ] (the “Effective Date”), between Hub Cyber Security Ltd, a corporation organized under the laws of the State of Israel (the “Company”) and [NEW BUYER] (the “New Buyer”).

1. Reference is made to (x) that certain Securities Purchase Agreement, dated as of August 27, 2025 (as amended by that certain Amendment No. 1 to Securities Purchase Agreement, dated October 15, 2025, the “Securities Purchase Agreement”), by and among the Company and the investors listed on the signature pages thereto and (y) Amendment No. 2 to the Securities Purchase Agreement, dated December 31, 2025 (the “Amendment No. 2’’, and together with the Securities Purchase Agreement, as amended thereby, the “Amended Securities Purchase Agreement”). Capitalized terms not defined herein shall have the meaning as set forth in the Amended Securities Purchase Agreement.

2. The New Buyer desires to part1c1pate in an Additional Closing (the “New Additional Closing”) to acquire an Additional Note and related Additional Warrant on the date hereof for a purchase price of $[●] (the “Purchase Price”) payable by wire transfer of immediately available funds to an account designated by the Company.

3. On or prior to the date hereof, the Company has satisfied (or the New Buyer waived) such closing conditions set forth in Section 7(b) of the Amended Securities Purchase Agreement with respect to the New Additional Closing.

4. The parties hereto agree that, effective upon the date hereof, (a) the New Additional Closing shall occur, and (b) the New Buyer (i) shall be deemed a “Buyer” under the Amended Securities Purchase Agreement, as such term is defined therein, (ii) shall be deemed a “Buyer” under the Registration Rights Agreement (as defined in the Amended Securities Purchase Agreement), (iii) shall be deemed a “Holder” under the terms of the Irrevocable Transfer Agent Instructions, (iv) shall be entitled to all of the applicable rights and bound by all of the applicable obligations of each of the Transaction Documents (as defined in the Amended Securities Purchase Agreement).

5. The Company hereby represents and warrants to the New Holder that each and every representation and warranty of the Company set forth in the Amended Securities Purchase Agreement and in each of the other Transaction Documents is true and correct in all material respects (except where such representation or warranty is qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the date hereof as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company has performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the date hereof.

6. The New Buyer hereby (a) acknowledges that the representations and warranties of the New Buyer (in its capacity as a “Buyer” under the Amended Securities Purchase Agreement) are true and correct in all material respects as of the date hereof (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the New Buyer has performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Amended Securities Purchase Agreement to be performed satisfied or complied with by the New Buyer at or prior to the date hereof (other than the wire of the applicable Additional Purchase Price to the Company, which shall be released by no later than the first (1s� Trading Day after the time of execution of this Joinder), (b) authorizes any officer or other authorized representative of the Company to attach the signature pages to the Amended Securities Purchase Agreement and the Registration Rights Agreement attached hereto as Exhibit A and Exhibit B, respectively, to the Amended Securities Purchase Agreement and the Registration Rights Agreement, and (c) agrees that it will perform in accordance with their terms all of the agreements and obligations which by the terms of the Amended Securities Purchase Agreement and the Registration Rights Agreement are required to be performed by it as a Buyer and, as of the Effective Date, the terms of the Amended Securities Purchase Agreement and the Registration Rights Agreement shall be the binding obligations of the New Buyer.

7. The parties hereto acknowledge and agree that within one (1) Business Day of execution of this Joinder, the Schedule of Buyers attached to the Amended Securities Purchase Agreement shall be updated after the date hereof to reflect the New Additional Closing.

8. Each of the parties hereto represent and warrant that it is duly authorized to enter into this Joinder.

9. The Company and the Assigning Lead Buyer hereby confirm and agree that (i) the Amended Securities Purchase Agreement and each other Transaction Documents are, and shall continue to be, in full force and effect, constitute legal and binding obligations of all parties thereto in accordance with its terms and are hereby ratified and confirmed in all respects, and (ii) the execution, delivery and effectiveness of this Joinder shall not operate as an amendment of any right, power or remedy of the Company or the Assigning Lead Buyer under any Transaction Document, nor constitute an amendment of any provision of any Transaction Document. This Joinder forms an integral and inseparable part of the Amended Securities Purchase Agreement.

10. Within one (1) Business Day of the date of this Joinder, the Company shall (a) duly execute and deliver to the New Buyer the Additional Note, and (b) notify the Transfer Agent that the New Buyer is a “Holder” of the Additional Note and a “Holder” under the terms of the Irrevocable Transfer Agent Instructions, and (c) advise the Transfer Agent to immediately honor, subject to the terms and conditions of the Transfer Agent Instructions, all of the New Buyer’s Conversion Notices with respect to Additional Note that has been paid for by the New Buyer.

11. Each party to this Joinder shall bear its own expenses in connection with the structuring, documentation, negotiation and closing of the transactions contemplated hereby, except that the Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees and Depository Trust Company fees relating to or arising out of the transactions contemplated hereby.

12. Before 5:30 p.m., New York City time, on the fourth Business Day following the date of this Joinder, the Company shall file a Report of Foreign 1ssuer on Form 6-K with the SEC describing the terms of the transactions contemplated by this Joinder in the form required by the Exchange Act and attaching the form of this Joinder as an exhibit to such filing (including all attachments, the “6-K Filing”). From and after the filing of the 6-K Filing with the SEC, neither the Assigning Lead Buyer, nor the New Buyer (collectively, the “Buyer Parties”) shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 6-K Filing. In addition upon the filing of the 6-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement with respect to the transactions contemplated hereby or as otherwise disclosed in the 6-K Filing, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any Buyer Party or any of its affiliates, on the other hand, shall terminate. Neither the Company, its Subsidiaries nor any Buyer Party shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of any Buyer Party, to issue a press release or make such other public disclosure with respect to such transactions (i) in substantial conformity with the 6-K Filing and contemporaneously therewith or (ii) as is required by applicable law and regulations (provided that in the case of clause (i) any such applicable Buyer Party shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of any applicable Buyer Party (which may be granted or withheld in such Buyer Party’s sole discretion), the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the such Buyer Party in any filing, announcement release or otherwise.

13. The obligations of each Buyer Party under this Joinder and/or any other Transaction Document are several and not joint with the obligations of the other Buyer Party, and no Buyer Party shall not be responsible in any way for the performance of the obligations of any other Buyer Party under any Transaction Document and/or this Joinder. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer Party pursuant hereto shall be deemed to -constitute the Buyer Parties as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyer Parties are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Joinder or any other Transaction Document and the Company acknowledges that the Buyer Parties are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Joinder and/or any other Transaction Document. The Company and the Buyer Parties confirm that each Buyer Party has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. Each Buyer Party shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Joinder and/or out of any other Transaction Documents, and it shall not be necessary for any other Buyer Party to be joined as an additional party in any proceeding for such purpose.

14. Section 9 of the Amended Securities Purchase Agreement is hereby incorporated by reference herein, mutatis mutandis.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder to be executed by their respective officers thereunto duly authorized, as of the date first above written.

HUB CYBER SECURITY LTD

By:	/s/ Noah Hershcoviz
Name:	Noah Hershcoviz
Title:	CEO

By:	/s/ Lior Davidsohn
Name:	Lior Davidsohn
Title:	Interim CFO

IN WITNESS WHEREOF, the parties hereto have caused this Joinder to be executed by their respective officers thereunto duly authorized, as of the date first above written.

[NAME OF NEW BUYER]

By:
Name:
Title:

Aggregate Principal Amount of Additional Note to be Purchased:

$[●]

Aggregate Number of Additional Warrant Shares Exercisable under Additional Warrant (without regard to any limitations on exercise therein) to be Purchased:

[●] Warrant Shares

Additional Purchase Price:

$[●]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Share Purchase Agreement to be duly executed as of the date first written above.

BUYER:

CLOVER CREST BAHAMAS LIMITED

By:	/s/ Eric Strachan
Name:	Eric Strachan
Title:	Director

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date frrst written above.

BUYER:

By:
Name:
Title:

EXHIBIT B

Form of Note for Non-U.S. Buvers

EXHIBIT C

Form of Warrant for Non-U.S. Buyers